Exhibit 5.1
SQUIRE, SANDERS & DEMPSEY L.L.P.
127 Public Square
4900 Key Tower
Cleveland, Ohio 44114-1304
March 12, 2007
SIFCO Industries, Inc.
970 East 64th Street
Cleveland, Ohio 44103
Ladies and Gentlemen:
          We have acted as counsel for SIFCO Industries, Inc. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 221,500 common shares of the Company, $1 par value (the “Common Shares”), issuable upon the exercise of options granted pursuant to the Company’s 1995 Stock Option Plan and 1998 Long-term Incentive Plan (the “Plans”).
     We have reviewed the Registration Statement and the Plans and have examined such other documents, and considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We also have reviewed a certificate of an officer of the Company and have relied upon such certificate as to the various factual matters contained in the certificate. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed there will be a sufficient number of authorized Common Shares available for issuance at the time of issuance of Common Shares upon the exercise of options granted under the Plans.
     Based upon the foregoing, we are of the opinion that, when issued in accordance with the Plans, the Common Shares so issued will be validly issued, fully paid and nonassessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.
Respectfully submitted,
/s/ Squire, Sanders & Dempsey L.L.P.

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